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                                                                       EXHIBIT 5



              [Letterhead of Womble Carlyle Sandridge & Rice, PLLC]


May 2, 1997


RF Micro Devices, Inc.
7625 Thorndike Road
Greensboro, North Carolina 27409-9421

         Re:  Registration Statement on Form S-1
              Relating to 2,917,550 Shares of Common Stock
              (File No. 333-22625)

Gentlemen:

         We are acting as counsel to RF Micro Devices, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,917,550 shares of the Company's common stock, no par value (the "Common Stock"), consisting of 2,880,550 shares of Common Stock to be sold by the Company (the "Primary Shares") and 37,000 shares of Common Stock to be sold by certain shareholders of the Company (the "Secondary Shares"). We have assisted the Company in the preparation of a Registration Statement on Form S-1 relating to the Primary Shares and the Secondary Shares, filed with the Securities and Exchange Commission (the "Commission") on February 28, 1997, Amendment No. 1 thereto, filed with the Commission on April 8, 1997, and Amendment No. 2 thereto, filed with the Commission on May 2, 1997 (the "Registration Statement"). We are providing this opinion pursuant to the requirements of Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K under the Act.

         We have reviewed and are familiar with the Registration Statement, the records relating to the organization of the Company, including its articles of incorporation and bylaws and all amendments thereto, and all records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

         Based on the foregoing, it is our opinion that the Secondary Shares are, and, when sold as described in the Registration Statement, the Primary Shares will be, duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.


                                     Very truly yours,

                                     WOMBLE CARLYLE SANDRIDGE & RICE,
                                     A Professional Limited Liability Company


                                     By: /s/ Jeffrey C. Howland
                                         ----------------------------------
                                         Jeffrey C. Howland